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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of NCO Group, Inc. on Form S-3 of our report dated September 2, 1997, on our audits of the consolidated financial statements of FCA International Ltd. as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997, which report is included in the NCO Group Inc.'s Form 8-K dated May 1, 1998. We also consent to the reference to our firm under the caption "Experts".


                                                       ARTHUR ANDERSEN & CO.

Montreal Quebec                                        General Partnership
May 1, 1998                                            Chartered Accountants